Exhibit 99.1

NEWS RELEASE

DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105-1594 NYSE Symbol: DST

Contacts

Media:

Matthew Sherman / Nicholas Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors:

Art Crozier / Jennifer Shotwell / Larry Miller

Innisfree M&A Incorporated

(212) 750-5833

FOR IMMEDIATE RELEASE — June 3, 2013	Page 1

DST SYSTEMS, INC. ANNOUNCES PLANNED RETIREMENT OF

CHIEF FINANCIAL OFFICER KENNETH V. HAGER

Initiates Search for Successor;

Hager to Continue as CFO Until Successor Appointed

KANSAS CITY, MO. (June 3, 2013) — DST Systems, Inc. (NYSE: DST) today announced that Kenneth V. Hager, Vice President, Chief Financial Officer and Treasurer, plans to retire after 29 years of service to the Company, of which he has served for 25 years as CFO.  Mr. Hager will continue in his current role until a successor is appointed and has committed to remaining available to the Company as long as necessary in order to ensure a smooth transition.

“I want to thank Ken for his many significant contributions to DST over his 29 years of service,” said Steve Hooley, President and Chief Executive Officer.  “His integrity and leadership have been instrumental in helping build DST into an industry leader, and more recently, in assisting with our strategic initiatives to grow our business and enhance shareholder value.  On behalf of the Board and other members of the management team, we thank Ken for his many years of hard work, dedication and passion, and wish him and his family much happiness in the years ahead.”

“Serving DST has been a privilege and my decision to retire comes at a point when I look forward to devoting more time to my family and pursuing other personal interests,” said Mr. Hager.  “I feel fortunate to have been part of the Company’s growth story both in its early days and today, and I believe DST has a strong foundation from which it will continue to grow and profit.  I plan to continue working closely with my colleagues to ensure a seamless transition and I am confident that DST will continue its success.”

Mr. Hager has served as CFO and Vice President since April 1988 and has been treasurer since August 1995, with a total of 29 years of service at the Company.  Mr. Hager led DST’s successful IPO in 1995 and has been DST’s primary interface to the investment community since that time.  During Mr. Hager’s tenure, DST has grown from a $100 million mutual fund processing company to a $2 billion global provider of diversified services to a broad range of industries.  In addition to his efforts at DST, Mr. Hager has been actively involved in the community, serving on the Boards of a number of not for profit organizations, including the Greater Kansas City Chamber of Commerce.  He was also appointed to the Mayor’s Blue Ribbon Panel on Pension Reform for the City of Kansas City, Missouri.

DST is undertaking a process to name Mr. Hager’s successor.  The Company does not intend to provide an update on the process until a successor is named.

About DST Systems, Inc.

DST Systems, Inc. provides sophisticated information processing solutions and services to support the global asset management, insurance, retirement, brokerage, and healthcare industries. In addition to technology products and services, DST also provides integrated print and electronic statement and billing solutions through DST Output. DST’s world-class data centers provide technology infrastructure support for financial services and healthcare companies around the globe. Headquartered in Kansas City, MO., DST is a publicly traded company on the New York Stock Exchange.

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The information and comments in this press release may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST’s views as of today, and actual actions or results could differ. There could be a number of factors, risks, uncertainties or contingencies that could affect future  actions or results, including but not limited to those set forth in DST’s periodic reports (Forms 10-K or 10-Q) filed  from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect future events. Brand, service or product names or marks in this press release are trademarks or service marks, registered or otherwise, of DST Systems, Inc., DST subsidiaries or affiliates, or third parties.